Exhibit 4.178

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 78663

Details of the licensee:

Closed Joint-Stock Company

SIBINTERTELECOM CJSC

Location:

672027, Zabaykalsky Krai, Chita, 47 Smolenskaya str.

Service description:

Telematic communications services

The license includes license terms on 2 pages

License validity: from 14.09.2010 to 14.09.2015

Service start date (not later) 14.09.2010

Acting Head of Communications Licensing Department

(signature)

V.N. Ugryumova

L.S.

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

Federal Service for Supervision of Communications, Information Technology and Mass Media

Terms of Business
under License No 78663 **

1. Sibintertelecom CJSC (the Licensee) shall comply with the terms of this license.

2. The Licensee shall start provision of services under the license no later than 14.09.2010.

3. The Licensee shall provide communication services under the license only in Zabaykalsky Region.

4. The Licensee under this license shall provide the following to the subscribers and (or) users *:

a)   access to the Licensee’s communication network;

b)   access to information systems of information and telecommunication networks, including the Internet;

c)   reception and transmission of telematic electronic messages.

5. The Licensee shall provide communications services in accordance with the rules of communications services, approved by the Government of the Russian Federation.

6. The Licensee in providing communications services shall comply with the rules for connection of telecommunications networks and their interactions, approved by the Government of the Russian Federation, when connecting data network of the licensee to the public telecommunications network, connecting other communication networks to data transmission network of the Licensee, accounting and transit of traffic in data transmission network of the Licensee, accounting and transit of traffic from (to) communication networks of other operators.

7. This license has been issued based on the results of the application for renewal of the license No. 34970 of 14.09.2005 without bidding (auction, tender). There are no licensing requirements to the Licensee’s commitments made with participation in the bidding (auction, tender) to obtain the appropriate license.

8. The Licensee is required in the delivery of services in accordance with this license to fulfill the conditions set out for allocation of radio frequency bands and assignment of radio frequency band or radio frequency channel.

9. The Licensee shall implement requirements for networks and communications facilities established by the federal executive authority in the field of communications in consultation with the authorized state bodies engaged in investigative activities for the purpose of carrying out investigation operations, and to take measures to prevent disclosure of organizational and tactical methods of the above operations.

10. Licensee is not a universal service operator. There are no licensing requirements for the provision of universal services in accordance with agreements for provision of universal communications services concluded with the authorized executive body.

11. The Licensee shall provide information about the basis of calculation of mandatory deductions (tax payments) to the universal service reserve in the manner and form required by the federal executive authority in the field of communications.

* Provision of services under the license can be accompanied by the provision of other services, technologically closely related to telematic communications services and aimed at improvement of their customer value, unless it requires a separate license.

** This license is issued by way of renewing the license No. 34970 dated 14.09.2005.

Acting Head of Communications Licensing Department

(signature)

V.N. Ugryumova

L.S.

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296